THIS SUPPLEMENTAL INDENTURE, dated            , 199 , made
and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the "Company"), and BANK OF AMERICA ILLINOIS (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), an Illinois banking corporation having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the "Trustee"), and Robert J. Donahue (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964,
June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971,
September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974,
April 1, 1975, October 1, 1976, November 1, 1976, October 1, 1978,
August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992,
July 1, 1992, September 15, 1992 and April 1, 1993, heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the "Indenture"; and said Bank of America Illinois and Robert J. Donahue, as such Trustees, being hereinafter sometimes referred to as the "Trustees" or the "Trustees under the Indenture"; WITNESSETH:

         WHEREAS, the Company has determined, by resolutions duly adopted by its Board of Directors and/or the Executive Committee thereof, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, Medium-Term Note Series ___ (hereinafter sometimes referred to as the "bonds of Series ___" or the "bonds of said Series"), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, [paragraphs (e) and (f)] of Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing
not to exceed $           aggregate principal amount of bonds of
Series ___ and setting forth the form, terms, provisions and characteristics thereof, (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided, and (3) specifically describing and conveying to the Trustees, upon the trusts and for the purposes of the Indenture, as hereby amended, certain additional properties which the Company has constructed or otherwise acquired subsequent to January 1, 1993, except property of the character expressly excepted or excluded from the lien of the Indenture by the terms thereof, and which are owned by the Company at the date of the execution hereof and are subject in any event to the lien and effect of the Indenture; and

         WHEREAS, the execution and delivery of the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company and/or the Executive Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

         WHEREAS, the bonds of Series   are to be authorized,
authenticated and issued only in the form of registered bonds
without coupons, and each of the bonds of Series   and the
certificate of the Trustee thereon shall be substantially in the following form, to wit:

                              [Form of bond]

    No.                                               $

               Illinois Commerce Commission ID Number _____

                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
              First Mortgage Bond, Medium-Term Note Series

   Original
     Issue           Dated           Maturity
     Date            Date              Date            CUSIP

  _____, 199__                     ______, ____




                                                     [Initial
                   Interest                          Optional
   Interest         Payment           Record        Redemption
     Rate            Dates            Dates            Date

    ____%           _______           _______         ______]
                    _______           _______

[Optional Purchase Date _________, ____]

REGISTERED OWNER _______________________________________

PRINCIPAL AMOUNT _______________________________________ DOLLARS



         [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.]*

         Central Illinois Public Service Company, an Illinois corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the Registered Owner specified above or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date hereof, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Date, will be paid subject to certain exceptions provided in the Supplemental
Indenture dated           , 199 , hereinafter referred to, to the
Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond may be paid by check mailed on the Interest Payment Date to the Registered Owner.

         [EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.]*




* To be included if the bonds are issued as a Global Bond in book-entry form.
    This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to Bank of America Illinois (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"); and said Bank of America Illinois and Robert J. Donahue (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. [The bonds of Series ___ are not redeemable prior to maturity.] [At the option of the Company and upon 30 days' notice by first-class mail and with the effect provided in Article V of the Indenture, bonds of Series , of which this is one, may be redeemed on and after the Initial Optional Redemption Date specified above, as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds hereinafter stated under "Redemption Price," in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed:

   If redeemed                     If redeemed
   during the                      during the
   12 months                       12 months
   beginning       Redemption      beginning       Redemption
   [         1]       Price        [         1]       Price




[provided, that none of the bonds of Series   may be redeemed at
the applicable Redemption Price prior to [              ,     ,] if
such redemption is for the purpose of refunding, or is in anticipation of the refunding, of such bonds through the use, directly or indirectly, of funds borrowed by the Company at an
interest cost to the Company of less than [     %] per annum.]

         [The Company will be obligated to purchase the bonds of Series ___ prior to the Maturity Date at the option of the Registered Owner on the Optional Purchase Date specified above at a price of 100% of the principal amount surrendered for purchase together with interest accrued and unpaid thereon to the date of purchase. In order for this bond to be purchased by the Company prior to the Maturity Date, the Trustee must receive at least 30 but not more than 45 calendar days prior to an Optional Purchase Date this bond with the form below entitled "Option to Elect Purchase" duly completed. Exercise of the option by the Registered Owner shall be irrevocable. The purchase option may be exercised by the Registered Owner for less than the entire principal amount of this bond provided that the principal amount of the bond remaining outstanding after purchase is an authorized denomination. Upon such partial purchase, this bond shall be cancelled and a new bond or bonds for the remaining principal amount hereof shall be issued in the name of the Registered Owner.]

         In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefore; provided, that the Company shall not be required (a) to issue, register, transfer or exchange any bonds of this series during a period beginning at the opening of business on the tenth business day next preceding any selection of said bonds to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any bonds of this series selected, called or being called for redemption in whole or in part or (c) to register, transfer or exchange bonds of this series for a period of ten days next preceding an Interest Payment Date with respect to said bonds.

         This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

         IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                        By
                                       President
ATTEST:

By
            Secretary

         This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                  BANK OF AMERICA ILLINOIS,
                                    as Trustee


                                  By
                                         Authorized Officer


                         [OPTION TO ELECT PURCHASE

          [To be completed only if the Registered Owner elects to exercise the right to have this bond purchased by the Company]

          The undersigned Registered Owner of this bond hereby irrevocably elects to have the Company purchase the principal amount of this bond or portion hereof below designated at the price of 100% of the principal amount surrendered for purchase, together with interest accrued and unpaid thereon to the date of purchase. Specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the bond or bonds to be issued to the Registered Owner for the portion of the within bond not being purchased (in the absence of any specification, one such bond will be issued for the portion not being purchased):

Dated:  ______________


                              Signature
Principal amount to be        Sign exactly as name appears on the
purchased if amount to be     front of this bond.
purchased is less than the    Indicate address where check is to
entire principal amount of    be sent, if purchased:
this bond (principal amount
remaining must be an
authorized denomination)

$______________

(which shall be an integral   SOCIAL SECURITY OR OTHER TAXPAYER
multiple of $1,000 or)        ID NUMBER

                                                                          ]

                           [End of form of bond]

          NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended, and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 1993, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to
(a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

          Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Schedule A to this supplemental indenture, which is incorporated herein by reference with the same force and effect as if set forth at length herein, and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 1993 (except as otherwise indicated in said Schedule A), and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining, TO HAVE AND TO HOLD all said property, rights and interests forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

          And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended,
of bonds of Series   and to fix the terms, provisions and
characteristics of the bonds of said Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                 ARTICLE I

          SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as "First Mortgage Bonds, Medium-Term Note Series " (hereinafter in this Article sometimes referred to as the "bonds of Series " or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is
hereby created and authorized.  The bonds of Series   and the
Trustee's Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited. If so directed by the
Company, the bonds of Series   shall be issued as a single global
security for each maturity thereof and registered in the name of The Depository Trust Company or its nominee or successor under a "book-entry-only" system pursuant to a letter of representation between the Company and the Trustee and said depository. Each bond of said Series shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Original Issue Date; and all bonds of said Series shall be due and payable on the Maturity Date hereinabove specified in the form of bond; shall bear interest from the date thereof at the Interest Rate per annum specified in the form of bond payable half-yearly on the Interest Payment Dates specified in the form of bond in each year to the Registered Owners as specified on the registry books of the Trustee at the close of business of the Trustee on the applicable Record Date as provided in Section 2 of this Article I; and shall be payable, as to both principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on the bonds
of Series     may be paid by check mailed on the Interest Payment
Date to the Registered Owner. So long as any "book-entry-only" system is in effect, the bonds of said Series shall be paid as provided in the letter of representation referred to above.

          SECTION 2. Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name any of the bonds of said Series is registered (the "Registered Owner") at the close of business on any Record Date, as hereinafter defined, with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the record date to be established by the Trustee for payment of such defaulted interest.

          The term "Record Date" as used herein with respect to any Interest Payment Date (other than an interest payment date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          SECTION 3. [The bonds of Series ___ are not redeemable prior to maturity.] [At the option of the Company and upon the notice and in the manner and with the effect provided in Article V of the Indenture, except as to notice as hereinafter provided, bonds of Series ___ may be redeemed on and after the Initial Optional Redemption Date specified in the form of bond as a whole at any time, or in part from time to time, at the redemption price, expressed as a percentage of the principal amount of the bonds, stated in the form of bond in effect at the date fixed for redemption, together with accrued interest to such date on the bonds to be redeemed as set forth in the form of bond.]

          [SECTION 4. Notice of redemption of any bonds of Series ___ shall be given as provided in Article V of the Indenture; provided, however, such notice need be given only by first-class mail and no publication of notice of redemption shall be required.]

          [SECTION 5. The bonds of Series ___ (or any increment of $1,000 thereof), shall be subject to purchase by the Company, at the option of the Registered Owner, on the date and upon the notice and in the manner set forth in the form of bond.]

          SECTION 6. The Company shall not be required (a) to issue, register, transfer or exchange any bonds of said Series during a period beginning at the opening of business on the tenth business day next preceding any selection of bonds of said Series to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any bonds of said Series selected, called or being called for redemption in whole or in part or (c) to register, transfer or exchange bonds of said Series for a period of ten (10) days next preceding an Interest Payment Date with respect to bonds of said Series.

          The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by
Section 6 of Article I of the Indenture, as follows:

          (a)  bonds of Series     executed on behalf of the
     Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

          (b) such corporate seal of the Company may be a facsimile, and any bonds of said Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

          SECTION 7. [Note: Section 7 will be included if the Bonds are issued in book-entry form]

          (a)  Except as provided in subsections (c) and (g) below,
the holder of all of the bonds of Series     shall be the
Depository Trust Company ("DTC") and the bonds of said Series shall be registered in the name of Cede & Co., as nominee for DTC.

          (b)  The bonds of Series     shall be initially issued in
the form of a separate single authenticated fully registered certificate in the name of Cede & Co. and in the principal amount
of the bonds of Series     (a "Global Bond").  Upon initial
issuance, the ownership of such bonds of said Series shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. So long as the bonds of said Series are evidenced by a Global Bond, the Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive holder of the
bonds of Series     registered in its name for the purposes of
payment of the principal of, premium, if any, and interest on the bonds of said Series or portion thereof to be redeemed, and of giving any notice permitted or required to be given to holders under the Indenture and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each, a "Participant"), any person claiming a
beneficial ownership in the bonds of Series     under or through
DTC or any Participant (each, a "Beneficial Owner"), or any other person which is not shown on the bond register maintained by the Trustee as being a holder, with respect to the accuracy of any records maintained by DTC or any Participant, the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the bonds of said Series; any notice which is permitted or required to be given to holders under
the Indenture of bonds of Series    ; the selection by DTC or any
Participant of any person to receive payment in the event of a
partial redemption of the Bonds of Series    ; or any consent given
or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the bonds of
Series     registered in the name of Cede & Co. only to or "upon
the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such bonds of said Series to the extent of the sum or sums so paid. Except as otherwise provided in Section 6(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of said Series. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provision of the Indenture with respect to transfers of bonds, the word
"Cede & Co." in this Supplemental Indenture shall refer to such new nominee of DTC.

     (c)  Any Global Bond shall be exchangeable for bonds of
Series     in certificated form registered in the names of
Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Company that it is unwilling or unable to continue as Depository for bonds of said Series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (ii) the Company instructs the Trustee that such Global Bond shall be exchangeable or (iii) there shall have occurred and be continuing an event of default or an event that with notice or passage of time, or both, would constitute an event of default. In any such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article I of the Indenture and
Section 1 of this Supplemental Indenture. The Company shall pay all costs in connection with the production, execution and delivery of such bond certificates. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of, premium, if any, and interest on such certificates.

     (d) Notwithstanding any other provision of this Supplemental Indenture to the contrary, so long as any bonds of Series ___ are evidenced by a Global Bond, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, [purchase price, if any,] and interest on the bonds of said Series and all notices with respect to the bonds of said Series shall be made and given, respectively, to DTC as provided in the representation letter relating to the bonds of said Series among DTC, the Trustee and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

     (e) In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series ____ by the Company or the Trustee with respect to any consent or other action to be taken by the holders of the bonds of said Series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole holder.

     (f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, [PURCHASE PRICE, IF ANY,] OR INTEREST ON THE BONDS OF SERIES ____; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF SAID SERIES _____; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A HOLDER.

     SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF
SERIES     AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF
SAID SERIES OR REGISTERED HOLDERS OF THE BONDS OF SAID SERIES SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF SAID SERIES NOR DTC PARTICIPANTS.

     (g) No Global Bond may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

     (h) Upon the termination of the services of DTC with respect to the bonds of Series ____ pursuant to subsection (c) of this
Section 6 after which no substitute book-entry depository is appointed, the bonds of said Series shall be registered in whatever name or names holders transferring or exchanging bonds of said Series shall designate in accordance with the provisions of the Indenture.


                                ARTICLE II

          SECTION 1. Sections [10] and [16] of Article III of the Indenture are, and each of them is, hereby amended by striking out the words "Series I, J, K, L, Newton, W, X, Y and Z" wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words ["Series L, Newton Series, Series W through Series "] and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.


                                ARTICLE III

          SECTION 1. The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, [except as otherwise expressly provided in this Article]; and the Indenture, as hereby amended, shall remain in full force and effect.

          SECTION 2. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

          SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

          This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

          At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, taking into account
the refunding of [$             of First Mortgage Bonds, Series  ,]
is $___________, evidenced by First Mortgage Bonds of the series listed below issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:


Principal
  Series       Interest Rate   Maturity Date           Amount
- -----------    -------------  ---------------       ------------

      L            5-7/8      May 1, 1997            15,000,000
Newton Series      6-5/8      August 1, 2009          1,000,000
      W            7-1/8      May 15, 1999           50,000,000
      W            8-1/2      May 15, 2022           33,000,000
      X            6-1/8      July 1, 1997           43,000,000
      X            7-1/2      July 1, 2007           50,000,000
      Y            6-3/4      September 15, 2002     23,000,000
      Z            6          April 1, 2000          25,000,000
      Z            6-3/8      April 1, 2003          40,000,000
     [  ]          [    ]     [            ]        [          ](a)

                                 TOTAL........      $



(a)   To be presently issued by the Company under said
      Indenture.

         IN WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice-President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said Bank of America Illinois, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Trust Officers, and said Robert J. Donahue, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

                                  CENTRAL ILLINOIS PUBLIC
                                  SERVICE COMPANY



                                  By_____________________________
                                    Senior Vice President-Finance
(CORPORATE SEAL)

ATTEST:



     Assistant Secretary


                                  BANK OF AMERICA ILLINOIS



                                 By______________________________
                                           Vice President

(CORPORATE SEAL)

ATTEST:



        Trust Officer


                                   _______________________________  (SEAL)
                                            Robert J. Donahue

STATE OF ILLINOIS  )
                   )    ss
COUNTY OF          )


         I,                     , a Notary Public in and for said
County in the State aforesaid, do hereby certify that
                    , Senior Vice President - Finance of CENTRAL
ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois, and
                    , Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         Given under my hand and official seal this      day of
          , 199 .



                                           Notary Public

(NOTARIAL SEAL)

STATE OF ILLINOIS  )
                   )    ss
COUNTY OF          )


         I,                     , a Notary Public in and for said
County in the State aforesaid, do hereby certify that:

         (a)                 , a Vice President of BANK OF AMERICA
    ILLINOIS, an Illinois banking corporation, and             , a
    Trust Officer of said bank, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said bank, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said bank, for the uses and purposes therein set forth; and

         (b) Robert J. Donahue, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and official seal this      day of
          , 199 .



                                           Notary Public

(NOTARIAL SEAL)

     Draft of 5/31/95










                            SUPPLEMENTAL INDENTURE

                            DATED             , 199


                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                                       TO

                           BANK OF AMERICA ILLINOIS
                (FORMERLY CONTINENTAL BANK, NATIONAL ASSOCIATION
                   AND FORMERLY CONTINENTAL ILLINOIS NATIONAL
                       BANK AND TRUST COMPANY OF CHICAGO)
                             and ROBERT J. DONAHUE
                                  AS TRUSTEES






  (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED OCTOBER 1, 1941, EXECUTED BY CENTRAL ILLINOIS PUBLIC SERVICE COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES)





        (PROVIDING FOR FIRST MORTGAGE BONDS, MEDIUM-TERM NOTE SERIES
                        DUE                      ,     )




This instrument was prepared by William J. Harmon, of Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Suite 3500,
Chicago, Illinois 60601